Exhibit 5.1

                 Opinion of Whiteford, Taylor & Preston L.L.P.


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                          WHITEFORD, TAYLOR & PRESTON
                                     L.L.P.

                            SEVEN SAINT PAUL STREET
                         BALTIMORE, MARYLAND 21202-1626
                                  410 347-8700
                                FAX 410 347-9478
                                 www.wtplaw.com

 210 WEST PENNSYLVANIA AVENUE                      1025 CONNECTICUT AVENUE, NW
 TOWSON, MARYLAND 21204-4515                       WASHINGTON, D.C. 20036-5405
    TELEPHONE 410 832-2000                           TELEPHONE  202 659-6800
      FAX  410 832-2015                                  FAX 202 331-0573
            -----                                             -----

 30 COLUMBIA CORPORATE CENTER                            1317 KING STREET
10440 LITTLE PATUXENT PARKWAY                    ALEXANDRIA, VIRGINIA 22314-2928
   COLUMBIA, MARYLAND 21044                           TELEPHONE 703 836-5742
    TELEPHONE 410 884-0700                               FAX 703 836-0265
       FAX 410 884-0719
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                                                 December  5, 1997

Board of Directors
CSX Corporation
One James Center
901 E. Carey Street
Richmond, VA  23219

                  Re:      Post Effective Amendment No. 2 to
                           Registration Statement on Form S-3

Gentlemen:

         We have acted as counsel to CSX Corporation, a Virginia corporation (the "Corporation"), in connection with a Registration Statement on Form S-3 (the "Registration Statement") filed by the Corporation under the Securities Act of 1933, as amended (the "Act"), with respect to 4,679,811 shares of the common stock of the Corporation, par value $.01 per share (the "Stock") which may be issued and sold under the Corporation's Direct Stock Investment Plan (the "Plan"). In that capacity, we have reviewed the Articles of Incorporation and Bylaws of the Corporation, as amended, the Registration Statement, the corporate action taken by the Corporation adopting the Plan and providing for the registration of the distribution of the Stock, and such other materials and matters as we have deemed necessary for the issuance of this opinion.

         Based upon the foregoing, we are of the opinion that the Stock has been duly authorized and, upon issuance under the terms set forth in the Registration Statement and the Plan and the receipt of the consideration therefor, will be validly issued, fully paid and nonassessable.

         We consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Act.

                                              Very truly yours,


                                              Whiteford, Taylor & Preston L.L.P.